UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2019

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	SGB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01 OTHER EVENTS

On November 20, 2019, Southwest Georgia Financial Corporation announced that its Board of Directors at its meeting declared a quarterly cash dividend of $0.12 per common share. The dividend is payable December 12, 2019, to shareholders of record on December 2, 2019.

Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 91 consecutive years.

A copy of that press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated November 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Date: November 20, 2019	BY:	/s/Karen T. Boyd
KAREN T. BOYD
SENIOR VICE PRESIDENT AND TREASURER
(PRINCIPAL FINANCIAL OFFICER)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 20, 2019